Table of Contents

Filed pursuant to Rule 424(b)(5)

Registration No. 333-286042

PROSPECTUS SUPPLEMENT

(To prospectus dated March 31, 2025)

Up to $17,000,000 of Class A Ordinary Shares

DAVIS COMMODITIES LIMITED

We have entered into a sales agreement, or the Sales Agreement, with A.G.P./Alliance Global Partners, or A.G.P. or the Sales Agent, dated January 5, 2026, relating to the sale of our class A ordinary shares, par value US$0.000000430108 per share, or the “Class A ordinary shares” or the “ordinary shares,” offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares, having an aggregate offering price of up to $17,000,000 from time to time through or to A.G.P. as sales agent or principal.

Sales of our ordinary shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate of 4.0% of the gross sales price per ordinary share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to A.G.P. In connection with the sale of the ordinary shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to the Placement Agent.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “DTCK.” On January 2, 2026, the last reported sale price of the ordinary shares on the Nasdaq Capital Market, or the Nasdaq, was $0.3193 per ordinary share.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as of the date of this prospectus supplement, based on the closing price of our ordinary shares on the Nasdaq on January 2, 2026, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $3,466,223. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and as such, will be eligible for reduced public company disclosure requirements. See “About the Company—Implications of Being an Emerging Growth Company” and “About the Company—Implications of Being a Foreign Private Issuer” for additional information.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the ordinary shares.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is January 5, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-286042) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on March 31, 2025. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $30 million of ordinary shares, debt securities, warrants, units and rights. We sometimes refer to the ordinary shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the ordinary shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find Additional Information.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Davis Commodities Limited, 10 Bukit Batok Crescent, #10-01, The Spire, Singapore 658079. Attention: Ai Imm Lim, Chief Financial Officer, telephone number: +65-6896-5333.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. Neither we nor the Sales Agent are making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the Sales Agent is not, making an offer or sale of our ordinary shares in any jurisdiction where such offer or sale is not permitted.

None of we, the Sales Agent or any of our or their representatives are making any representation to you regarding the legality of an investment in our ordinary shares by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our ordinary shares.

In this prospectus, references to the terms “Davis Commodities,” “the Company,” “we,” “us,” “our” and similar terms, refer to Davis Commodities Limited and its subsidiaries, unless we state or the context implies otherwise. We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

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INDUSTRY AND MARKET DATA

This prospectus supplement includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus supplement, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

All references to “SGD” are to Singapore dollars, the lawful currency of Singapore. All references to “dollars” or “$” are to United States dollars, the lawful currency of the United States. Our financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. We present our consolidated financial statements in U.S. dollars. Our fiscal year ends on December 31 of each year. Certain figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S–5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are an agricultural commodity trading company based in Singapore which specializes in trading of three main categories of agricultural commodities: sugar, rice, and oil and fat products. We distribute agricultural commodities to various markets, including Asia, Africa and the Middle East. We also provide customers of our commodity offerings with complementary, ancillary services such as warehouse handling and storage and logistics services. We are an asset light business and utilize an established global network of third-party commodity suppliers and logistics service providers in order to distribute sugar, rice, and oil and fat products to customers in over 20 countries as of the fiscal year ended December 31, 2024.

We source and market the commodities we distribute under two main brands: Maxwill and Taffy. The Maxwill brand is owned by us and is used for the sugar products and oil and fat products that we distribute outside of Singapore. We have also appointed Tong Seng Produce Pte. Ltd., an established distributor of rice, oil, sugar, flour and fiber products in Singapore, for the exclusive distribution of certain sugar products under our Taffy brand.

We specialize in the sourcing and distribution of sugar products, with sugar products contributing to approximately 65.5%, 61.0% and 74.9% of our revenue for the fiscal years ended December 31, 2024, 2023 and 2022, respectively. We procure sugar products from various origins in order to offer a wide range of sugar products to our customers in Singapore, as well as in different markets in Asia, Africa and the Middle East regions. We are a member of The Refined Sugar Association in London, which is the trade association for the international white refined sugar trade. We also source and sell a wide selection of rice products and oil and fat products to our customers in Africa and the People’s Republic of China, or the PRC.

We pride ourselves on the quality of our products and our ability to provide a ‘one-stop service’ to customers. We engage third-party service providers for services such as warehouse handling and storage and logistics services (including distribution, freight forwarding and shipping services) to distribute the commodity products from our suppliers to our customers. We also arrange for our customers’ insurance and security coverage, including cargo insurance for the commodities which pass through our supply chain. Our operations are connected to a large network of such service providers, including freight and shipping companies, which are experienced in handling commodities. Their experienced network, in turn, enables us to coordinate, organize and manage our operations efficiently and offer our customers timely and cost-effective services. We are also able to oversee the quality of the products from the point of procurement to the point of distribution to our customers.

We are led by a devoted management team which is highly experienced in the agricultural commodities industry and has a keen understanding of market dynamics through our regional network of customers, suppliers and service providers. Since our establishment in 1999, we have experienced significant growth. For the fiscal years ended December 31, 2022, 2023 and 2024, we had total revenue of approximately US$206.7 million, US$190.7 million and US$132.4 million, respectively, representing a decrease by 7.7% from fiscal year 2022 to 2023, and a decrease by 30.6% from fiscal year 2023 to 2024.

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The following chart illustrates our corporate structure as of the date of this prospectus supplement.

Company Information

Our principal executive offices are located at 10 Bukit Batok Crescent, #10-01, The Spire, Singapore 658079, and our phone number is +65-6896-5333. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our website address is https://daviscl.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•	the option to present only two years of audited financial statements and a discussion of only two years of our Operating Financial Review and Prospects in our Annual Report on Form 20-F;
•	not being required to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;
•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”), regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and
•	not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

As a result, the information contained in this prospectus, the prospectus supplement and the documents incorporated by reference herein and therein may be different from the information you receive from other public companies in which you hold shares. We may take advantage of these provisions for up until we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the previous three years; (iii) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act; or (iv) the last day of the fiscal year following the fifth anniversary of this offering.

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Foreign Private Issuer

We are also a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

Implications of Being a Controlled Company

Our Executive Chairwoman and Executive Director, Ms. Li Peng Leck will continue to beneficially own a majority of our ordinary shares following the offering and we will continue to be a controlled company pursuant to the “controlled company” definition under the Nasdaq Stock Market Rules. Accordingly, we will be a controlled company under the applicable Nasdaq listing standards. For so long as we are a controlled company under that definition, we are permitted to elect, to rely, and may rely, on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq Listing Rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

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THE OFFERING

Ordinary shares outstanding prior to this offering	10,855,694 Class A ordinary shares as of January 2, 2026. 16,514,981 Class B ordinary shares as of January 2, 2026.
Ordinary shares offered by us	Our ordinary shares having an aggregate offering price of up to $17,000,000.
Ordinary shares outstanding after this offering

Up to 53,241,465 Class A ordinary shares (as more fully described in the notes following this table), assuming sales of $17,000,000 Class A ordinary shares in this offering at an offering price of $0.3193 per share, which was the last reported sale price of our Class A ordinary shares on the Nasdaq on January 2, 2026. The actual number of ordinary shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to A.G.P., as sales agent or principal. See “Plan of Distribution” on page S-16 of this prospectus supplement.
Use of proceeds

We currently intend to use the net proceeds from this offering for general corporate purposes, which include financing our operations, capital expenditures and business development. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors

Investing in the ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the ordinary shares.

Nasdaq symbol	“DTCK”

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

If we are unable to continue to meet the listing requirements of Nasdaq, our common stock will be delisted.

On March 19, 2025, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that, for the preceding 30 consecutive business days since March 18, 2025, the closing bid price for the Company’s ordinary shares had been below the minimum of $1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that the Company would be afforded an initial 180-day period to regain compliance with the minimum bid price requirement. The notification letter also stated that in the event the Company did not regain compliance within the initial 180-day period, the Company could be eligible for additional time.

The Company did not regain compliance with the minimum bid price requirement during the initial 180-day period. However, on September 16, 2025, the Company received a notification from the Staff of Nasdaq stating that the Company will be afforded an additional 180 calendar day period (or until March 16, 2026) to regain compliance with Nasdaq’s minimum bid price requirement. In order to regain compliance, the bid price for shares of the Company’s ordinary shares must close at $1.00 per share or more for a minimum of ten consecutive business days. The Company intends to cure the deficiency during the additional 180-day period by effecting a reverse stock split, if necessary.

If we are unable to achieve and maintain compliance with such listing standards or other Nasdaq listing requirements in the future, our common stock could be delisted from Nasdaq. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

We are a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. As a result, you may not have the same protections afforded to shareholders of companies that are subject to such requirements.

Because Li Peng Leck will control approximately 88.5% of the voting power of the Company upon the closing of the offering, we qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors. We do not currently expect to rely upon the “controlled company” exemptions.

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However, we may in the future decide to rely on the controlled company exemptions should it decide that it is in our interest to do so. We may rely on the corporate governance exemptions only so long as we qualify as a controlled company. To the extent we rely on any of these exemption, our public shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq and we cannot predict the impact this may have on the price of our public shares.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which include financing our operations, capital expenditures and business development. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The actual number of ordinary shares we will sell under the Sales Agreement with A.G.P., as well as the price at which we may sell such ordinary shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with A.G.P. and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and limits, we set with A.G.P. In addition, the price at which ordinary shares are sold by AGP, from time to time, will be dependent on the market price of our ordinary shares and, as a result, purchasers of our ordinary shares that are sold under the Sales Agreement may purchase such ordinary shares at different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the ordinary shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The ordinary shares offered hereby will be sold in “at the market” offerings, and investors who buy the shares at different times will likely pay different prices.

Sales of the ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made in “at the market” offerings at prevailing market prices at the time of sale. Because these sales, if any, will occur from time to time over an extended period, the prices at which we sell ordinary shares may vary. As a result, investors who purchase ordinary shares in this offering at different times will likely pay different prices, and the prices paid for ordinary shares in this offering may be higher or lower than the prices paid by other investors. Investors may experience a decline in the value of their ordinary shares as a result of future sales of ordinary shares at prices lower than the prices they paid.

In addition, because we have discretion to determine the timing, prices, and amounts of ordinary shares sold in this offering, investors may not be able to predict the number of ordinary shares that will be sold, if any, or the prices at which such ordinary shares will be sold. The issuance and sale of ordinary shares under this offering will reduce the proportionate ownership and voting power of our existing shareholders and may dilute the net tangible book value and earnings per share of investors who purchase ordinary shares in this offering. If we sell a substantial number of ordinary shares pursuant to this offering, or if investors perceive that such sales could occur, the market price of our ordinary shares could decline significantly.

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If you purchase securities in this offering, you may suffer immediate dilution of your investment.

The offering prices of our ordinary shares may be higher than the net tangible book value per share of our Ordinary Shares. Assuming that we sell ordinary shares for aggregate gross proceeds of up to $17,000,000 (before deducting any expenses of the offering) at a price of $0.3193 per share, which is the closing price of our ordinary shares on Nasdaq on January 2, 2026, you will experience immediate dilution of approximately $0.03 per share, representing the difference between our pro forma as adjusted net tangible book value per share of approximately $0.29 as of June 30, 2025 after giving effect to this offering and price per ordinary share of $0.3193. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Therefore, if you purchase securities in this offering, you may pay a price per share of our Ordinary Shares that exceeds our net tangible book value per share after giving effect to this offering.

A substantial number of our ordinary shares will be sold in this offering and we may sell or issue additional ordinary shares in the future, which could cause the price of the ordinary shares to decline.

Assuming that an aggregate of 53,241,465 ordinary shares are sold at a price of $0.3193 per share (which was the last reported sale price of our ordinary shares on Nasdaq on January 2, 2026) during the term of the Sales Agreement with A.G.P., we may sell up to approximately 194.5%  of our outstanding Class A ordinary shares and Class B ordinary shares as of January 2, 2026. This sale and any future issuances or sales of a substantial number of ordinary shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the ordinary shares. In the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the ordinary shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, and the future expected cash flow from sales will be sufficient to fund our operating expenses and capital requirements for at least 26 months of operations from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the ordinary shares may be volatile.

The market price of the ordinary shares has fluctuated in the past. Consequently, the current market price of the ordinary shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the ordinary shares.

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We do not intend to pay dividends for the foreseeable future and you must rely on price appreciation of our ordinary shares for a return on your investment.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income. All dividends are subject to certain restrictions under Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium account, and provided that under no circumstances may a dividend be paid out of its share premium to its members if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. We cannot assure you that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

S-8

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;
•	our ability to execute our growth strategies, including our ability to meet our goals;
•	current and future economic and political conditions in the core regions of Asia, Africa and Middle East where our operations are concentrated;
•	our capital requirements and our ability to raise any additional financing which we may require;
•	our ability to attract customers and further enhance our brand recognition;
•	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;
•	trends and competition in the agricultural commodity industry;
•	the COVID-19 pandemic and its new variants;
•	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as our Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus supplement; and
•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-9

USE OF PROCEEDS

We may sell ordinary shares having an aggregate sales price of up to $17,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus supplement for general corporate purposes, which include financing our operations, capital expenditures and business development.

The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

S-10

DIVIDEND POLICY

The payment of dividends will be determined at the discretion of our board of directors, and is also subject to Cayman Islands law and our articles of association, as amended from time to time. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend out of profits or its share premium account, provided that in no circumstances may a dividend be paid to members out of the share premium account unless, immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have not declared or paid cash dividends on our ordinary shares since fiscal year ended December 31, 2022, as set forth below and, as of the date of this prospectus, we do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business. During the fiscal year ended December 31, 2021 , our subsidiary, Maxwill (Asia), declared dividends totaling US$5,051,000 to its then shareholders, Tan Choo Kiat and Li Peng Leck, of which, US$2 million was offset against amounts due from our directors and US$3 million was paid in cash by us on January 25, 2022. During the fiscal year ended December 31, 2022, our subsidiary, Maxwill (Asia), declared dividends amounting to US$672,000 to Ms. Leck Li Peng, the ultimate controlling shareholder of our Company.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on the receipt of dividends and other distributions from our subsidiary, Maxwill. Maxwill will rely on payments made from its subsidiaries, Maxwill (Asia), LP Grace and Maxwill Foodlink. Under the Companies Act 1967 of Singapore, no dividend is payable to the shareholders of any Singapore-incorporated company except out of profits. As a result, our ability to pay dividends depends upon dividends paid by Maxwill and its subsidiaries.

Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars. All Singapore-tax resident companies are currently under a “one-tier” corporate tax system, or one-tier system. Under the one-tier system, the income tax paid by a tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends. Such dividends are exempt from income tax in the hands of shareholders, regardless of the tax residence status, shareholding level or legal form of the shareholder. Accordingly, dividends received by our subsidiary, Maxwill, in respect of the shares held by Maxwill in its subsidiaries, Maxwill (Asia), LP Grace and Maxwill Foodlink, are not subject to Singapore income tax (whether by withholding or otherwise), on the basis that each of its subsidiaries, Maxwill (Asia), LP Grace and Maxwill Foodlink, are a tax resident of Singapore and under the one-tier system. Likewise, dividends received by Davis Commodities, in respect of the shares held by Davis Commodities in our subsidiary, Maxwill, are not subject to Singapore income tax (whether by withholding or otherwise), on the basis that Maxwill is a tax resident of Singapore and under the one-tier system.

S-11

CAPITALIZATION.

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:

•	on an actual basis;

•	on a pro forma basis to give effect to the issuances and sales of 2,870,050 ordinary shares pursuant to our 2024 Equity Incentive Plan on December 31, 2025, as if such events had occurred June 30, 2025.

•	on a pro forma as adjusted basis, giving effect to the sale of an aggregate of 53,241,466 Class A ordinary shares at an assumed price of $0.3193 per Class A ordinary share, the last reported sale price of the ordinary shares on Nasdaq on January 2, 2026, for aggregate net proceeds of approximately $16.3 million, after deducting sales agent fees and estimated aggregate offering expenses payable by us, as if such sale occurred on June 30, 2025.

The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

U.S. dollars in thousands	As of June 30, 2025
	Actual (audited)	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
Cash and cash equivalents	$1,661	$1,661	$17,981
Total shareholders’ equity	$6,761	$6,761	$23,081
Total capitalization	$6,997	$6,997	$23,317

* Total capitalization included long-term loans, including current portion.

The above table is based on 10,855,694 Class A ordinary shares and 16,514,981 Class B Ordinary Shares outstanding as of January 2, 2026.

S-12

Dilution

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our ordinary shares and the net tangible book value per share of our ordinary shares after this offering.

Our net tangible book value as of June 30, 2025 was $6,761,104 or $0.276 per share of ordinary share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our ordinary shares outstanding as of June 30, 2025. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by investors in this offering and the as adjusted net tangible book value per share of our ordinary shares immediately after this offering.

After giving effect, on a pro forma basis, to the issuance of 2,870,050 ordinary shares pursuant to our 2024 Equity Incentive Plan on December 31, 2025 (collectively, the “Pro Forma Events”), the pro forma net tangible book value of our ordinary shares as of June 30, 2025 was approximately $6,761,104, or approximately $0.2470 per ordinary share based upon 27,370,675 shares outstanding.

U.S. dollars in thousands	As of June 30, 2025
	Actual (audited)	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
Cash and cash equivalents	$1,661	$1,661	$17,981
Total shareholders’ equity	$6,761	$6,761	$23,081
Total capitalization	$6,997	$6,997	$23,317

After giving effect to our ordinary shares in this offering, assuming an offering price of $0.3193 per share (which was the last reported sale price of our ordinary shares on Nasdaq on January 2, 2026), our pro forma as adjusted net tangible book value as of June 30, 2025, would have been $23,081,104, or $0.286 per share of ordinary share. This represents an immediate increase in net tangible book value of $0.010 per share of ordinary shares to existing stockholders and an immediate dilution of $0.033 per share of ordinary shares to new investors purchasing shares of our ordinary shares.

Offering price per share (assuming and using the closing price of January 2, 2026)	$0.319

Net tangible book value per share as of June 30, 2025	$0.276

Increase/decrease in net tangible value attributable to the Pro Forma Events	$0.000

Pro Forma net tangible book value per share as of June 30, 2025	$0.276

Increase in pro forma net tangible book value per share attributable to this offering	$0.101

Pro Forma as adjusted net tangible book value per share as of June 30, 2025 after this offering	$0.286

Dilution per share to new investors	$0.033

The number of ordinary shares outstanding after this offering is based on 24,500,625 ordinary shares outstanding as of June 30, 2025, consisting of 7,985,644 Class A ordinary shares and 16,514,981 Class B ordinary shares as of June 30, 2025.

S-13

A $1.00 increase (decrease) in the assumed offering price of $0.3193 per ordinary share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by $51.1 million, the pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering by $0.63 per ordinary share, and the dilution in pro forma as adjusted net tangible book value per ordinary share to new investors in this offering by ordinary shares $0.37 per ordinary share, assuming no change to the number of ordinary shares offered by us as set forth this prospectus supplement, and after deducting sales agent commission, and estimated offering expenses.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding warrants to purchase ordinary shares. To the extent that any of these outstanding warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-14

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Share Capital” in the accompanying prospectus. A description of our ordinary shares can be found in Exhibit 2.2 “Description of Rights of Each Class of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as Amended (the “Exchange Act)” in our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 30, 2025, and in Exhibit 99.2 of our Report of Foreign Private Issuer on Form 6-K for June 2025, furnished with the SEC on June 24, 2025, each of which are incorporated by reference herein.

S-15

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell ordinary shares from time to time in an amount up to $17,000,000 through or to A.G.P., acting as sales agent or principal. Sales of our ordinary shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our Ordinary Shares or to or through a market maker, in negotiated transactions at market prices, and/or any other methods permitted by law.

Each time that we wish to issue and sell our ordinary shares under the Sales Agreement, we will provide A.G.P. with a placement notice describing the amount ordinary shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of ordinary shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq, to sell our ordinary shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P. may suspend the offering of ordinary shares pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of ordinary shares will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our ordinary shares pursuant to the Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 4.0% of the gross proceeds from the sale of our ordinary shares on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $75,000 and for A.G.P.’s expenses (including but not limited to the reasonable fees and documented out-of-pocket costs and expenses of its legal counsel): (i) up to an additional $5,000 per interim period thereafter in connection with each Representation Date (as defined in the Sales Agreement); and (ii) up to an additional $20,000 for each additional program “refresh” executed pursuant to the Sales Agreement.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Sales Agreement, will be approximately $76,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ordinary shares.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of ordinary shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of the ordinary shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our ordinary shares.

S-16

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all ordinary shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving three days’ prior notice to A.G.P. A.G.P. may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving three days’ prior notice to us.

The Sales Agreement has been filed as an exhibit to a Report on Form 6-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Listing

The ordinary shares are listed under the symbol “DTCK” on the Nasdaq Capital Market.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the ordinary shares offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the ordinary shares offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

S-17

LEGAL MATTERS

Certain matters of U.S. federal securities law relating to this offering will be passed upon for us by the Law Offices of Jenny Chen-Drake. The validity of the securities offered hereby and certain matters of Cayman Islands law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd. Sullivan & Worcester LLP, New York, New York is acting as counsel to the Sales Agent.

EXPERTS

The consolidated financial statements of Davis Commodities Limited as of December 31, 2024, and for each of the three years in the period ended December 31, 2024 incorporated in this prospectus supplement by reference from the Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by AOGB CPA Limited, an independent registered public accounting firm, as stated in their report thereon, incorporated herein.

The consolidated financial statements of Davis Commodities Limited as of December 31, 2023, incorporated in this prospectus supplement by reference from the Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by OneStop Assurance PAC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein.

Such financial statements are incorporated in this prospectus supplement by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

S-18

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

This prospectus incorporates by reference the documents listed below, which have been previously filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 30, 2025 (as amended on December 30, 2025);

•	our Reports of Foreign Private Issuer on Form 6-K filed on April 30, 2025, June 11, 2025, June 24, 2025, August 11, 2025, September 18, 2025, December 23, 2025 (as amended on December 30, 2025), (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

•	the description our ordinary shares, which is contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on September 14, 2023 (File No. 001-41804), as amended by Exhibit 2.2 to our Amendment No. 1 to our Annual Report on Form 20-F for the year ended December 31, 2024, and Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K filed on June 24, 2025 and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. You should direct any requests for documents to:

Davis Commodities Limited

10 Bukit Batok Crescent, #10-01, The Spire

Singapore 658079

Attention: Ai Imm Lim, Chief Financial Officer

Telephone number: + 65-6896-5333

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

S-19

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://daviscl.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

S-20

PROSPECTUS

$30,000,000

DAVID COMMODITIES LIMITED

Ordinary Shares

Debt Securities

Warrants

Units and Rights

We may offer and sell from time to time in one or more offerings up to a total amount of $30,000,000 of any combination of the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

The Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “DTCK.”

Investing in the securities involves a high degree of risk, including that the trading price of Ordinary Shares has been subject to volatility and investors in this offering may not be able to sell their Ordinary Shares above the actual offering price or at all. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the United States Securities and Exchange Commission, or SEC, as described in “Risk Factors” on page 2.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $30,000,000 of the Ordinary Shares, debt securities, warrants, units or rights in one or more offerings. We sometimes refer to the Ordinary Shares, debt securities, warrants, units or rights as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with additional information described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “Davis Commodities” refer to Davis Commodities Limited, n exempted company with limited liability incorporated under the laws of the Cayman Islands.

ii

OUR COMPANY

We are an agricultural commodity trading company based in Singapore which specializes in trading of three main categories of agricultural commodities: sugar, rice, and oil and fat products. We distribute agricultural commodities to various markets, including Asia, Africa and the Middle East. We also provide customers of our commodity offerings with complementary, ancillary services such as warehouse handling and storage and logistics services. We are an asset light business and utilize an established global network of third-party commodity suppliers and logistics service providers in order to distribute sugar, rice, and oil and fat products to customers in over 20 countries as of the fiscal year ended December 31, 2024.

We source and market the commodities we distribute under two main brands: Maxwill and Taffy. The Maxwill brand is owned by us and is used for the sugar products and oil and fat products that we distribute outside of Singapore. We have also appointed Tong Seng Produce Pte. Ltd., an established distributor of rice, oil, sugar, flour and fiber products in Singapore, for the exclusive distribution of certain sugar products under our Taffy brand.

We specialize in the sourcing and distribution of sugar products, with sugar products contributing to approximately 65.5%, 61.0% and 74.9% of our revenue for the fiscal years ended December 31, 2024, 2023 and 2022, respectively. We procure sugar products from various origins in order to offer a wide range of sugar products to our customers in Singapore, as well as in different markets in Asia, Africa and the Middle East regions. We are a member of The Refined Sugar Association in London, which is the trade association for the international white refined sugar trade. We also source and sell a wide selection of rice products and oil and fat products to our customers in Africa and the People’s Republic of China, or the PRC.

We pride ourselves on the quality of our products and our ability to provide a ‘one-stop service’ to customers. We engage third-party service providers for services such as warehouse handling and storage and logistics services (including distribution, freight forwarding and shipping services) to distribute the commodity products from our suppliers to our customers. We also arrange for our customers’ insurance and security coverage, including cargo insurance for the commodities which pass through our supply chain. Our operations are connected to a large network of such service providers, including freight and shipping companies, which are experienced in handling commodities. Their experienced network, in turn, enables us to coordinate, organize and manage our operations efficiently and offer our customers timely and cost-effective services. We are also able to oversee the quality of the products from the point of procurement to the point of distribution to our customers.

We are led by a devoted management team which is highly experienced in the agricultural commodities industry and has a keen understanding of market dynamics through our regional network of customers, suppliers and service providers. Since our establishment in 1999, we have experienced significant growth. For the fiscal years ended December 31, 2022, 2023 and 2024, we had total revenue of approximately US$206.7 million, US$190.7 million and US$132.4 million, respectively, representing a decrease by 7.7% from fiscal year 2022 to 2023, and a decrease by 30.6% from fiscal year 2023 to 2024.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under the summary above, under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. - “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” “Use of Proceeds,” and elsewhere in this prospectus, and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $30,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

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capitalization

The following table sets forth our capitalization as of December 31, 2024. The information in this table is derived from our audited financial information as of December 31, 2024, and should be read in conjunction with and is qualified by reference to such financial information and other financial information incorporated by reference into this prospectus.

U.S. dollars in thousands	As of December 31, 2024

Cash and cash equivalents	$678

Shareholders’ equity:
Ordinary shares	*
Additional paid in capital	3,151
Merger reserve	1,113
Accumulated other comprehensive income	11
Retained earnings	2,452
Total shareholders’ equity	6,727
Total capitalization	6,902

•         Denotes amount less than US$’000

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USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development, and for pursuing strategic opportunities, including, but not limited to, strategic acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

TAXATION

The material Singaporean and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our Third Amended and Restated Memorandum and Articles of association, a copy of which are filed as an exhibit to the Report on Form 6-K for the month of June 2025, which report is incorporated by reference herein (and which is referred to in this section as, respectively, the “memorandum” and the “articles of association”).

Ordinary Shares

The share capital of the Company is US$100,000.11 divided into 232,500,000,000 shares of a nominal or par value of US$0.000000430108 each comprising of (a) 232,480,000,000 class A ordinary shares of a nominal or par value of US$0.000000430108 each and (b) 20,000,000 class B ordinary shares of a nominal or par value of US$0.000000430108 each. As of January 2, 2026, 10,855,694 Class A ordinary shares (the “Class A Ordinary Shares”) and 16,514,981 Class B Ordinary Shares (the “Class B Ordinary Shares”) (collectively, the “Ordinary Shares”) were issued and outstanding, respectively. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Objects of Our Company.    Under our third amended and restated memorandum of association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act Cap. 22 (As Revised) of the Cayman Islands (the “Companies Act”).

Ordinary Shares.    Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We shall not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

The Class A Ordinary Shares and Class B Ordinary Shares shall have the same rights and rank pari passu with one another other than as set out below:

(a)       Conversion Rights. A holder of Class A Ordinary Shares shall have no rights to convert their Class A Ordinary Shares into Class B Ordinary Shares under any circumstances. However, each Class B Ordinary Share held by the founders or an affiliate of any founder is entitled to convert their Class B Ordinary Shares into Class A Ordinary Shares on a 1:1 basis. Each Class B Ordinary Share held by persons other than the founders or an affiliate of any Founder shall be converted automatically into Class A Ordinary Shares on a 1:1 basis. Davis & KT Holdings Pte. Ltd. (a company incorporated in Singapore with company registration number 202229485N) and Ms. Leck Li Peng are defined as founders (the “Founders” or each a “Founder”) under the articles of association.

(b)       Voting rights. Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Ordinary Shares and holders of Class B Ordinary Shares shall, at all times (other than in respect of separate general meetings of the holders of a class or series of shares), vote together as one class on all matters submitted to a vote for members’ consent. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to thirty (30) votes on all matters subject to the vote at general meetings of the Company.

(c)       Transfer rights. Upon any sale, transfer, assignment or disposal of any Class B Ordinary Shares by the holder thereof or the transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through a voting proxy or otherwise by the holder thereof to any person or entity which is neither a Founder nor another holder of Class B Ordinary Shares or an affiliate of any Founder, all Class B Ordinary Shares held by the new holder or (in the case of a transfer/assignment of voting power) all the related Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.

For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure a holder's contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposal under this article 10(1)(c) of the articles of association unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party (which is neither ultimately controlled by any Founder nor another holder of Class B Ordinary Shares or an affiliate of any Founder or such other holder) holding legal title or voting power through a voting proxy or otherwise to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

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Dividends.    The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our third amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the profits of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium to its members if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

•	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting; or

•	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; or

•	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our third amended and restated memorandum and articles of association, a reduction of our share capital and a voluntary winding up of our Company (unless our company is unable to pay its debts in which case such voluntary winding up can be authorized by an ordinary resolution). Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our third amended and restated memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. No business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business. A quorum required for any general meeting of shareholders consists of two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued shares in our Company entitled to vote throughout such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the total issued and paid-up shares of our Company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting within two months after the deposit of such requisition. If within twenty-one days of such deposit, our board fails to proceed to convene such meeting, the requisitionist(s) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board to convene such meeting shall be reimbursed by the Company. However, our third amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

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Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

•	the instrument of transfer is lodged with us, accompanied by the share certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of Ordinary Shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the paid-up capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no issued shares of the company other than shares held by treasury shares or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

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Variations of Rights of Shares.    Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our third amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our third amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights and voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records.    Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our third amended and restated memorandum and articles of association have provisions that provide our members the right to inspect our register of members without charge, and to receive our annual audited financial statements.

Anti-Takeover Provisions.    Some provisions of our third amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our third amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

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Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as an exempted limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Such convertible debt may be exchangeable for and/or convertible into shares of ordinary shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;
•	if we fail to pay interest when due and payable and our failure continues for certain days;
•	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;
•	if specified events of bankruptcy, insolvency or reorganization occur; and
•	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

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General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;
•	any limit on the aggregate principal amount of debt securities of such series;
•	the percentage of the principal amount at which the debt securities of any series will be issued;
•	the ability to issue additional debt securities of the same series;
•	the purchase price for the debt securities and the denominations of the debt securities;
•	the specific designation of the series of debt securities being offered;
•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
•	the basis for calculating interest if other than 360-day year or twelve 30-day months;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;
•	the rate or rates of amortization of the debt securities;

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•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
•	any restriction or condition on the transferability of the debt securities of a particular series;
•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;
•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;
•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	what subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares or other securities or property;
•	whether we are issuing the debt securities in whole or in part in global form;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depositary for global or certificated debt securities, if any;
•	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;
•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;
•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

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DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	if applicable, any provisions for cashless exercise of the warrants;
•	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;
•	information with respect to book-entry procedures, if any;
•	any material Israeli tax consequences and United States federal income tax consequences;
•	the anti-dilution provisions of the warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 23 and “Incorporation of Information by Reference” beginning on page 22. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the material terms of a unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 23 and “Incorporation by Reference” beginning on page 22. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any rights. The preceding description and any description of rights in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the rights agreement. For more information on how you can obtain copies of the applicable rights agreement if we offer rights, see “Where You Can Find More Information” beginning on page 23 and “Incorporation by Reference” beginning on page 22. We urge you to read the applicable rights agreement and any applicable prospectus supplement in their entirety.

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PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through privately negotiated transactions;
•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
•	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;
•	exchange distributions and/or secondary distributions;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;
•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;
•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

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To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

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Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

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LEGAL MATTERS

Certain matters of U.S. federal securities law relating to this offering will be passed upon for us by the Law Offices of Jenny Chen-Drake. The validity of the securities offered hereby and certain matters of Cayman Islands law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd.

EXPERTS

The consolidated financial statements of Davis Commodities Limited as of December 31, 2024, and for each of the three years in the period ended December 31, 2024 incorporated in this prospectus supplement by reference from the Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by AOGB CPA Limited, an independent registered public accounting firm, as stated in their report thereon, incorporated herein.

The consolidated financial statements of Davis Commodities Limited as of December 31, 2023, incorporated in this prospectus supplement by reference from the Annual Report on Form 20-F for the year ended December 31, 2024, have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein.

Such financial statements are incorporated in this prospectus supplement by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with an offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

Legal fees and expenses	$30,000	*
Audit-related fees and expenses	86,400	*
FINRA fees	5,000
Printing and other expenses	50,000	*
Total	$171,400	*

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 30, 2025 (as amended on December 30, 2025);

•	our Reports of Foreign Private Issuer on Form 6-K filed on April 30, 2025, June 24, 2025, August 11, 2025, September 18, 2025, December 23, 2025 (as amended on December 30, 2025), (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

•	the description our ordinary shares, which is contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on September 14, 2023 (File No. 001-41804), as amended by Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2024, and Exhibit 99.2 to the Report on Form 6-K filed on June 24, 2025 and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Davis Commodities Limited, 10 Bukit Batok Crescent, #10-01, The Spire, Singapore 658079. Attention: Ai Imm Lim, Chief Financial Officer, telephone number: + 65 6896 5333.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://daviscl.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman Pte. Ltd., our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Conyers Dill & Pearman Pte. Ltd. that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Singapore

Rajah & Tann Singapore LLP, our counsel with respect to the laws of Singapore, has advised us that there is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

Rajah & Tann Singapore LLP has further advised us that in making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such a determination has yet to be conclusively made by a Singapore court in a reported decision.

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Up to $17,000,000 of Ordinary Shares

David Commodities Limited

PROSPECTUS SUPPLEMENT

A.G.P.

January 5, 2026